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                                                                     EXHIBIT 4.1

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                           CANARGO ENERGY CORPORATION



                                US $25,000,000.00



                     Senior Secured Notes due July 25, 2009



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                             NOTE PURCHASE AGREEMENT


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                               DATED JULY 25, 2005




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                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

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SECTION                                                HEADING                                                  PAGE
SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES.............................................................1


SECTION 3.                 SECURITY...............................................................................1

       Section 3.1.        Grant of Security Interests............................................................1

SECTION 4.                 CLOSING................................................................................2


SECTION 5.                 CONDITIONS TO CLOSING..................................................................3

       Section 5.1         Conditions to Purchaser's Obligation to Purchase Notes.................................3
       Section 5.1.1.      Representations and Warranties.........................................................3
       Section 5.1.2.      Performance; No Default................................................................3
       Section 5.1.3.      Compliance Certificates................................................................3
       Section 5.1.4.      Opinions of Counsel....................................................................4
       Section 5.1.5.      Purchase Permitted by Applicable Law, etc..............................................4
       Section 5.1.6.      Loan Documents.........................................................................4
       Section 5.1.7.      Proceedings and Documents..............................................................4
       Section 5.1.8.      Subsidiary Guaranties..................................................................4
       Section 5.1.9.      Due Diligence..........................................................................4
       Section 5.2         Conditions to Obligations of the Company...............................................4
       Section 5.2.1       Representations and Warranties.........................................................4
       Section 5.2.2.      Performance............................................................................5
       Section 5.2.3.      Proceedings and Litigation.............................................................5
       Section 5.2.4.      Proceedings and Documents..............................................................5

SECTION 6.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................5

       Section 6.1.        Organization; Power and Authority......................................................5
       Section 6.2.        Authorization, etc.....................................................................5
       Section 6.3.        Disclosure.............................................................................6
       Section 6.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................6
       Section 6.5.        Financial Statements...................................................................6
       Section 6.6.        Compliance with Laws, Other Instruments, etc...........................................7
       Section 6.7.        Governmental Authorizations, etc.......................................................7
       Section 6.8.        Litigation; Observance of Agreements, Statutes and Orders..............................7
       Section 6.9.        Taxes..................................................................................7
       Section 6.10.       Title to Collateral; Assets of the Company.............................................8
       Section 6.11.       Licenses, Permits, etc.................................................................8
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
       Section 6.12.       Benefit Plan Compliance................................................................8
       Section 6.13.       Private Offering by the Company........................................................9
       Section 6.14.       Use of Proceeds; Margin Regulations....................................................9
       Section 6.15.       Existing Indebtedness; Future Liens....................................................9
       Section 6.16.       Foreign Assets Control Regulations, etc...............................................10
       Section 6.17.       Status under Certain Statutes.........................................................10
       Section 6.18.       Environmental Matters.................................................................10
       Section 6.19.       Basic Documents.......................................................................11
       Section 6.20.       Solvency..............................................................................11

SECTION 7.                 REPRESENTATIONS OF THE PURCHASER......................................................12

       Section 7.1         Due Authorization; Absence of Conflicts; Enforceability; Purchase for
                           Investment, etc.......................................................................12
       Section 7.2         Access to Information.................................................................13
       Section 7.3.        Source of Funds.......................................................................13

SECTION 8.                 INFORMATION AS TO COMPANY.............................................................14

       Section 8.1.        Financial and Business Information....................................................14
       Section 8.2.        Officer's Certificate.................................................................17
       Section 8.3.        Inspection............................................................................18

SECTION 9.                 PREPAYMENT OF THE NOTES; CHANGE IN CONTROL............................................18

       Section 9.1.        Optional Prepayments..................................................................18
       Section 9.2.        Allocation of Partial Prepayments.....................................................18
       Section 9.3.        Maturity; Surrender, etc..............................................................19
       Section 9.4.        Purchase of Notes.....................................................................19
       Section 9.5.        Redemption Price......................................................................19
       Section 9.6.        Change in Control.....................................................................19

SECTION 10.                AFFIRMATIVE COVENANTS.................................................................21

       Section 10.1.       Compliance with Law...................................................................21
       Section 10.2.       Insurance.............................................................................21
       Section 10.3.       Maintenance of Properties.............................................................22
       Section 10.4.       Payment of Taxes and Claims...........................................................22
       Section 10.5.       Corporate Existence, etc..............................................................22
       Section 10.6.       Additional Subsidiaries...............................................................22
       Section 10.7.       Conversion of Note....................................................................23
       Section 10.8.       Additional Security...................................................................24
       Section 10.9.       Payment of Special Counsel and Other Fees.............................................24
       Section 10.10.      Payment of Placement Fee..............................................................24
       Section 10.11       Termination of Cornell Facilities.....................................................24

SECTION 11.                NEGATIVE COVENANTS....................................................................25

       Section 11.1.       Transactions with Affiliates..........................................................25
       Section 11.2.       Merger, Consolidation, etc............................................................25
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
       Section 11.3.       Liens.................................................................................25
       Section 11.4.       Priority..............................................................................27
       Section 11.5.       Line of Business......................................................................27
       Section 11.6.       Restricted Payments...................................................................28
       Section 11.7.       Sale-and-Leasebacks...................................................................28
       Section 11.8.       Sale of Assets, etc...................................................................28
       Section 11.9.       Future Indebtedness...................................................................29
       Section 11.10.      Basic Documents.......................................................................29
       Section 11.11.      Anti-takeover Defense.................................................................30

SECTION 12.                EVENTS OF DEFAULT.....................................................................31


SECTION 13.                REMEDIES ON DEFAULT, ETC..............................................................33

       Section 13.1.       Acceleration..........................................................................33
       Section 13.2.       Other Remedies........................................................................34
       Section 13.3.       Collateral............................................................................34
       Section 13.4.       Costs and Expenses....................................................................34
       Section 13.5.       Rescission............................................................................34
       Section 13.6.       No Waivers or Election of Remedies, Expenses, etc.....................................35

SECTION 14.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................35

       Section 14.1.       Registration of Notes.................................................................35
       Section 14.2.       Transfer and Exchange of Notes........................................................35
       Section 14.3.       Replacement of Notes..................................................................36

SECTION 15.                PAYMENTS ON NOTES.....................................................................36

       Section 15.1.       Place of Payment......................................................................36
       Section 15.2.       Home Office Payment...................................................................36

SECTION 16.                EXPENSES, ETC.........................................................................37

       Section 16.1.       Transaction Expenses..................................................................37
       Section 16.2.       Survival..............................................................................37

SECTION 17.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................38


SECTION 18.                AMENDMENT AND WAIVER..................................................................38

       Section 18.1.       Requirements..........................................................................38
       Section 18.2.       Solicitation of Holders of Notes......................................................38
       Section 18.3.       Binding Effect, etc...................................................................39
       Section 18.4.       Notes Held by Company, etc............................................................39
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
SECTION 19.                NOTICES...............................................................................39


SECTION 20.                REPRODUCTION OF DOCUMENTS.............................................................40


SECTION 21.                CONFIDENTIAL INFORMATION..............................................................40


SECTION 22.                SUBSTITUTION OF PURCHASER.............................................................41


SECTION 23.                MISCELLANEOUS.........................................................................42

       Section 23.1.       Successors and Assigns................................................................42
       Section 23.2.       Payments Due on Non-Business Days.....................................................42
       Section 23.3.       Severability..........................................................................42
       Section 23.4.       Construction and Interpretation.......................................................42
       Section 23.5.       Counterparts..........................................................................43
       Section 23.6.       Governing Law.........................................................................43
       Section 23.7.       Submission to Jurisdiction............................................................43
       Section 23.8        Appointment of Agent for Service of Process...........................................43
       Section 23.9.       Company Indemnification...............................................................44

Signatures........................................................................................................1
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SCHEDULE A                --     Information Relating To Purchasers

SCHEDULE B                --     Defined Terms

SCHEDULE 5.11             --     Subsidiary Guarantors

SCHEDULE 6.3              --     Disclosure Materials

SCHEDULE 6.4              --     Subsidiaries of CanArgo

SCHEDULE 6.5              --     Financial Statements

SCHEDULE 6.8              --     Certain Litigation

SCHEDULE 6.11             --     Licenses, Permits, etc.

SCHEDULE 6.14             --     Use of Proceeds

SCHEDULE 6.15             --     Existing Indebtedness

SCHEDULE 6.18             --     Environmental Matters

SCHEDULE 6.19             --     Basic Agreements

SCHEDULE 11.1             --     Transactions with Affiliates

SCHEDULE 11.8             --     Permitted Farmout Counterparties